                                                                    EXHIBIT 99.9



                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


       I hereby consent to being named as a person about to become a director to the Board of Directors of Pioneer Natural Resources Company, a Delaware corporation, in its Registration Statement on Form S-4 and any amendments thereto, filed with the Securities and Exchange Commission.


                                                  /s/ James L. Houghton
                                                  ------------------------------
                                                  James L. Houghton


Dated:  April 25, 1997